Paradigm World Marketing

CONFIDENTIAL

Paradigm World Marketing LLC
Saitama Japan
Global Health Trax, Inc
San Diego, California

Re: Product Approval

Dear Everett:

This letter will confirm the terms and conditions on which we will serve in getting product approval for Global Health Trax ("GHT").

1. Services. We will work with GHT as they may request. Our special knowledge and skills relate to product approval in Japan. We will perform the following specific services upon request (a) meet with members of The GHT's various departments and with representatives of appropriate Japanese ministries in relation to. Get various products approved for market entry and sales in Japan: (b) assist with product approval research prospects; and (c) attend meetings with various parties as needed.

2. Compensation. GHT will pay PWM a minimum of $10,000 per product for a minimum of (6) six products outlined in this document. In addition PWN will also be reimbursed for all unanticipated and reasonable business expenses PWM incurs in the performance of its services for GHT. PWM will not participate in any employee benefit programs offered by the GHT to its employees.

3. Independent Contractor. PWM's relationship to GHT shall be that of an independent contractor and not of an officer, employee, or agent of GHT. GHT shall have no liability to PWM except to pay PWM compensation and to reimburse PWM expenses.

4. Term. The term of this agreement shall be ongoing starting August 26, 2004, unless it terminates sooner as provided in this paragraph. Either PWM or GHT may terminate this agreement upon a 90 day written notice, with or without cause, but if GHT terminates it without cause, GHT will pay PWM a severance allowance of $25000.00 in full settlement of any claims you may have against GHT.


o  Paradigm World Marketing

Confidential

                                      -02-

4.1: This contract is for the product approval in Japan of 6 or more products manufactured and distributed by GHT.

4.2: The discounted fee for each product is $10,000.00 discounted, but does not include any unforeseen additional costs which GHT will pay.

4.3: Payment terms for the initial 6 products that product approval will be applied for is the following:

a) Total Normal Fee: $60,000.00

b)   Initial Payment:  September 15, 2004 of $10,500.00 c) Subsequent  Payments:
     October 15, 2004:  $10,500.00  November 15, 2004:  $21,000.00  December 15,
     2004: $18,000.00

5. Any records or other documents (Including copies, summaries, or diskettes or other medium for electronic storage. of information) prepared or acquired by you in performing services to the Corporation shall belong to the Corporation and shall be surrendered to it upon termination of the agreement.

This contains our entire agreement and supersedes any prior oral or written understandings and agreements. We can modify it only by a writing signed by both you and the corporation. This agreement is binding upon the successors and assigns of the Corporation, is not assignable by you, and is governed by Michigan law.

If you agree with the terms of this letter, please sign the enclosed copy to make it our binding agreement.

                            Paradigm World Marketing


                                  CONFIDENTIAL



                                 o o o Addendum

                           Japan Market Entry Program,
                              Cost Breakdown, Terms
                                o o and Timeline

                                       For
                               GLOBAL HEALTH TRAX



Paradigm World Marketing


CONFIDENTIAL
July 10, 2004

Dear Everett,

This Addendum, combined with our General Market Entry Proposal, serves as our mutual contract, initial market entry timeline, and program between your firm and Paradigm Marketing The only additional document requiring a separate signature is our &mss Percent Incentive Agreement Paradigm's terms are written to give us a small mutually agreed upon percent of your sales, This policy compensates Paradigm for our promotional and sales building efforts during and after we are no longer employed by Global Health Trax.


Phase One Timeline:

o We meet with you to finalize the first eight month phase of your Japan market entry program.

o We apply to obtain a legal Representative Office for you enabling us to properly move forward with your program while keeping your operation within the law. Our President or Executive Vice President will become your Corporate Representative Cr Branch Manager (with no decision making powers). You may opt to have us submit for a Branch Office, from the start of your market entry process, by-passing the Representative Office phase.

o We will develop and translate your collateral material and preview your product line to top Japanese leaders.

o We initiate promotional and recruiting programs to immediately attract builders to develop your sales volume and force.

o We will design, develop and translate your technical documentation, all pertinent forms, a catalog, brochures, your Japan Website and Japanese testimonials.

              o We will set up your information and call center and apply for interim banking. We will install your customer service and product ordering departments and set up your information desk.


                                     2 of 11

Paradigm World Marketing


                                  CONFIDENTIAL

Our staff will study all facets of your operation enabling our people to answer all inquiries concerning your company.

We will have your private phone and fax lines installed. Our customer service is open from Monday through Friday from 9-5 p.m. (Closed on all Japanese holidays).

o We will require one dozen units each of your products to put together packages, which we will distribute to serious leaders. We will require an additional two complete sets for home office display and field use.

o We will produce your Gaiyo-Shomon (Corporate profile) in Japanese. We will forward questions and provide our personal guidance to complete this required document.

o We will have your compensation plan and company policies reviewed by our attorney and apply for any required copyrights, trademarks, logos or patents,

PUC Shipping Instructions:

One of the key elements of Phase One success lies with your shipping department following instructions correctly. It is essential during this phase that we ship product to leaders who want to immediately start building a sales force. We recommend that you use the Post Office over private carriers who are under constant scrutiny by customs inspectors. Japanese PUC regulations allow products to be shipped to their citizens without having to pass customs, product approval, or be charged duties and taxes: provided shipping instructions are adhered to closely.

If Instructions are not followed then one of several courses of action can occur: The package will be returned to the sender and the sender will be required to pay return shipping costs, A tax will be levied on the shipment, which your distributor will not want to pay, or the receiver will be allowed to keep some articles with the remaining items being confiscated.


                                     3 of 11
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Paradigm World Marketing


                                  CONFIDENTIAL

Using these PUC shipping instructions, you can only ship two units of the same product in one package. Your next issue is with the declared value of each package. If the value of the package is $100.00 or less, it will be tax exempt. If you declare the value to exceed $100.00 then you can count on Japanese consumption tax going into effect and your distributor will not want to pay it.

You can stretch the declared value, but if you put, no declared value, samples only, you run the risk of upsetting the postal inspectors. The Post Office handles many thousands of packages a day and most postal handlers don't have the time, the interest, or want the responsibility of guessing declared values.

Mark each package with the following in bold writing, for personal use only, not for resale. You will receive a declaration slip with each package. Please write the ofollowing, Samples; not for re-sale! or again put, for personal use only. Your declared value should not exceed $100.00. Declared value is a variable and is left up for you to determine. Each package should be addressed to a different name and never a company, however, the same street address is fine. Ship only two packages per day to the same address. Always ship packages via the U.S. Post office's Next Day Air, Priority, or Overnight Express and remember to keep away from the private carriers.

If you have a two percent or less package return rate per month, then you are doing it right. When you send Paradigm products, one set goes to our product approval people for evaluation to check ingredients, packaging and labeling to determine category. We evaluate a second set with our group of Japanese leaders and we retain a last set for display and promotion. Within one week to ten days we forward a report to you on what to expect with each stage of your Japanese product approval.

Gross Percent Incentive:

It is both illegal and a conflict of interest, in Japan, for Paradigm Marketing to represent your company and act directly or indirectly, as a distributor of your company. As long as we are compensated through direct payment, or through our bonus incentive plan, we can promote, recruit and train, utilizing the talents of our Japanese consultants and our own vast network of connections. When we put forth our efforts to build and expand a sales force for you in Japan, we expect to be compensated even after your market entry contract with us has terminated.


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Paradigm World Marketing

Confidential

Estimated Breakdown of Fees for Phase One Program

One Time Fees

o    Legal fees for check of comp-plan and legal set-up: $ 2,500.00

o Submit application for Representative Office, including Paradigms fees and expenses, attorney fees and appointment of Richard Dean as your Corporate
     Representative: $ 3,000.00

o One time start-up fee for working office to include set-up ofali standard services: o $ 5,000.00


o    Exchange Center set-up charges: $ 1,800.00

o    Postal Account set-up charges: $ 800.00

o    Purchase phone lines & installation: $ 1,600.00

o    Withhold last month of office fees & Expenses: $10,000.00

o    Consultant's set-up fee:$5,000.00
     ----------------------------------------------------------------------
     Total of One-time charges: $29,700.00

o    Monthly Office Fee (postage & phone not included): $ 7,000.00

o Typical monthly estimate for consultant (depending on scope of work: & extent of promotion: $ 3,000,00

Estimated       total       monthly       running       costs:        $10,000.00
     --------------------------------------

* These figures are based on a specific workload and will increase as additional personnel are added to handle increase traffic.

Estimated total duo on approval of Agreement: $39,700.00

Minusorientation     trip    advance    (if    applicable)    -    $    5,000.00
     --------------------------------------------------------------------------
     Estimated total remaining balance due on or before the start of work: $ 34,700.00

Negotiable Japan Monthly Gross Sales Percent Incentive:

o    From 0 dollars to$50,000.00 in gross sales: 8 percent. ----

o    From $51,000.00 to $250,000.00 in gross sales: 5 percent. ----

o    From $251,000.00 to $500,000.00 in gross sales: 4 percent. --------------

o    From $501,000.00 to Infinity: 3 percent. -----------

                                     5 of 11

Paradigm World Marketing


CONFIDENTIAL

Graphics:

Far a successful Phase One program we will need to prepare the following:

12-page quality, color catalog (with insert flap for forms). Design your Japanese Web-site. A color brochure. A Corporate Profile (Gaiyo-Shomen). U.S. testimonials translated and edited, All forms and flyers, translated (print ready). English insert sheets with instructions and listing ingredients & warnings.

Later in the project you will want to produce a complete manual (starter kit). You can substantially save on the production of a manual by using a loose-leaf format and incorporating relative parts of your catalog. Please ask us for an estimate on all of your collateral material requirements. We do offer package discounts. You do not have to re-label at this point in the market entry process.

Support services

We discuss your present and future computer support needs and map out a timeline for service.

Fulfillment Center:

When we convert you to a Branch Office, or apply for Japanese. incorporation and obtain product approval for marketing here, we will want to set-up a fulfillment center for you. Warehousing and warehouse support facilities are optional services,

Terms:

When you have contracted with Paradigm for our program, our initial fee covers a fixed monthly charge for running your Representative Office program. However, special projects, such as graphics, promotion, and translation, are considered one time projects. We write out a scope of work showing the timing, costs and fees involved, prior to the start of all special projects.




                                     6 of 11

Paradigm World Marketing

CONFIDENTIAL

Our market entry contracts are understood to be for a period of one year with an optional renewal. We must have this approved and signed agreement in hand prior to the start of work. We do include a 30-day, no fault termination clause for our clients, which can be exercised for any reason. We feel that if we are doing our lob our clients will continue our service, uninterrupted. Monthly office fees are invoiced and are due on or before the first of each month.

Incidental and minor expenses are billed by invoice and become due on the first day of the following month they were incurred. All fees and charges due are to be wire deposited into our U.S. account, Our grass sales percent incentive arrangement is handled separately and terms are not based on this agreement.

1. Definitions;

a)   "Principal"  means a person or company  that does either of the  following:
     Manufactures, produces, imports, promote, sells, or distributes a product or service through Paradigm World Marketing LLC.

b) "Company" means a person or company who contracts with or is employed by Paradigm World Marketing LLC either directly or indirectly for Principal for the solicitation of orders or sale of goods or services and is paid, in whole or in part, by commission, Company does not include a person who places an order or sale for a product on his or her own account for resale by Dr through efforts of company.

C) "Commission" means compensation accruing to a Paradigm World Marketing LLC for payment by. a principal, the rate of which is expressed as a percentage of the amount of orders or sales or as a percentage of the dollar amount of profits.

d) "Gross Sales Price" shall mean the sales price charged by Manufacturer for Products, as unilaterally amended from time to time by Manufacturer in its `sole discretion less C all freight and/or transportation charges or transportation allowances from the point of shipment by Manufacturer, (ii) all excise taxes, sales taxes and other similar charges, (iii) all COD, charges (iv) all insurance charges covering Products while in transit, (v) any trade, quantity and other similar discounts and/or allowances, (vi) any credits or allowance for returned Products, and (vii) any adjustments, allowances, credits, discounts and/or settlements relating to the delivery, performance or any other aspect of the Products.

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Paradigm World Marketing



e)   "Orders"  shall  mean  a  firm,   contractual  commitment  by  and  between
     manufacturer and a customer, for the sale and purchase of products.

f) "Gross Sales" shall mean all monthly sales for Japan, calculated from the first day of each month to the last day of each month.

2. Terms. Commissions shall be paid to Paradigm within the first ten days of the next month. There will be a ten percent ate charge assessed after the tenth working day of each month when payments are not made; with no exceptions.

3. Exclusive Agent. Paradigm World Marketing LLC shall be Principal's exclusive agent for the sale of Products to the Customers within the Territory during the term of this Agreement. During the term of this Agreement Manufacturer will not engage, appoint, or utilize any other representative or agent in house or otherwise, to promote or sell the Products to Customers within the "Territory".

4, Paradigm World Marketing LLC's Duties. Company agrees to use Company's best efforts to solicit and promote the sale of Principal's products to Customers within the `territory. Company shall maintain appropriate sales contact with the Customers and advise Principal as to relevant developments and activities.

5. Principal's Duties. Principal will furnish Company, without cost, all copies of its available sales promotional materials and sample products, as Company may request, In order to assist Company representatives in Its sales efforts on behalf of Principal. Principal shall furnish to Company records and copies of all purchase orders, invitations to quote, quotations, shipments, and copies of all invoices together with a statement with each payment of commission as hereafter provided showing the calculations upon which the payment of commissions is based.

6. Other Provisions:

a) Severability. if a provision contained In this Agreement is held to be invalid or unenforceable, this Agreement shall continue in full force and effect and shall be construed as if the invalid or unenforceable provision was omitted.

                                     8 of 11
Paradigm World Marketing

Confidential

b) Choice of Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws (excluding choice of law rules) of the State of Michigan. Principal and Company agree that the laws of the State of Michigan have a reasonable relationship to the subject matter of this Agreement and that it is appropriate that this Agreement be construed, interpreted and enforced under those laws,

c) Notice. Any notice given pursuant to this Agreement shall be in writing and sent by certified mail to the party for whom it is intended to the address set forth on the last page of this Agreement or to such other address as the, party to receive the notice shall have designated by prior notice in writing to the other, Any notice given pursuant to this Agreement shall be deemed to have been given or made On the date on which the addressee receives the same,

d) Waiver. The waiver of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach of this Agreement. Any waiver shall operate as a waiver only with respect to the specific matter involved and in no way shall extend to any further matter.

e) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and all prior and contemporaneous agreements between the parties, whether written or oral, are merged herein and shall be of no force or effect.

f) Amendments. This Agreement cannot be changed, modified or amended except in writing, signed by the President of the party against whom enforcement of the change, modification, amendment or warier is sought.

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Paradigm World Marketing


For payment from U.S. accounts: --- ------- ------------------

Please wire funds to Bank of America, Rto the account of Richard L.
DeaN.


Everett, it is Paradigm's mission to keep our client company protected legally at all times, operating within the laws of Japan. While we take our direction from Head' Office, we effectively move you forward functioning in a capacity as your corporate representative in Japan.



Sincerely yours,

/S/Richard L. Dean
Richard L. Dean, Sr., CEO
Paradigm World Marketing, LLC.
Saitama, Japan
Saline, Michigan

















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

Paradigm World Marketing

Confidential

The below signed parties agree to the provisions, conditions and content of both this fifteen page document entitled, Representative Office Program and the seven page addendum, which is to be considered part of this total market entry program between Paradigm Marketing and Global Health Trax Inc. This agreement will be considered consummated upon receipt of all advance funds required by Paradigm Marketing prior to the start of work.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers on the day and year indicated.




Richard L. Dean, Sr., CEO
Paradigm World Marketing LLC
Saitama, Japan
Saline, Michigan




Everett P. Hale, CEO
Global Health Trax, Inc.
Vista, California, USA














                                    11 of 11

                            Paradigm World Marketing


                                 Paradigm World

                                    Marketing

                                  Japan Market


                              Gross Sales Incentive
                                    Agreement

                                       For

                               GLOBAL HEALTH TRAX

                                     1 of 6

Paradigm World Marketing

CONFIDENTIAL July 10, 2004

Dear Everett,

This agreement is made between Paradigm World Marketing, ("Company"), a Michigan LLC, with offices in Saline, Michigan, and its main branch in Saitama, Japan and Global Health Trax Inc, a Nevada Corporation principal) with its principal offices in Vista, California. In consideration for Paradigm Marketing and its associate's efforts involved with the promotion and recruitment of a sales force for your company in Japan, the following gross sales percentages, for Japan sales activity, in U.S. dollars and using the current exchange rate at the time of payment, are mutually agreed upon for the life of time you do business in Japan; under the below conditions:

1. This agreement will remain in effect for the life of the time Principal does business in Japan; even after Principals' market entry and/or daily management contract with Paradigm Marketing has been terminated.

2. If Principals' gross volume for Japan does not reach $50,000.00 dollars in sales in one year from the time Company designate that Principals' operation is open for business, Principal may terminate this agreement without further obligation.

3. If Principals' gross volume does not reach $100,000 dollars in sales per month, in two years from the opening of Principals' operation here, Principal is only obligated to pay Company's' gross incentive bonus for a period of two years after the second year has expired.

4. For any amount exceeding $200,000.00 in gross sales per month for Principals' Japan sales, Principal is obligated for the life of the time Principal does business in Japan, and whether or not Principal is still doing business with Company to pay `the mutually agreed upon percentage per month.

5.   Definitions:

a)   "Principal"  means a person or company  that does either of the  following:
     Manufactures, produces, imports, promote, sells, or, distributes a product' or service through Paradigm World Marketing LLC.



                                     2 of 6
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                            Paradigm World Marketing
                                  CONFIDENTIAL


b) "Company" means a person or company who contracts with or is employed by Paradigm World Marketing LLC either directly or indirectly for Principal for the solicitation of orders or sale of goods or services and is paid, in whole or in part, by commission. Company does not include a person who places an order or sale for a product on his or her own account for resale by or through efforts of company.

c) "Commission" means compensation accruing to a Paradigm World Marketing LLC for payment by a principal, the rate of which is expressed as a `percentage of the amount of orders or sales or as a percentage of the dollar amount of profits.

d) "Gross Sales Price" shall mean the sales price charged by Manufacturer for Products, as unilaterally amended from time to time by Manufacturer in its sole discretion, less (i) all freight and/or transportation charges or transportation allowances from the point of shipment by Manufacturer, (ii) all excise taxes, sales taxes and other similar charges, (iii) all COD, charges, (iv) all insurance charges covering Products while in transit, (v) any trade, quantity and other similar discounts and/or allowances, (vi) any credits or allowance for returned Products, and (vii) any adjustments, allowances, credits, discounts and/or `settlements relating to the delivery, performance or any other aspect of the Products.

e)   "Orders"  shall  mean  a  firm,   contractual  commitment  by  and  between
     manufacturer and a customer, for the sale and purchase of products.

f) "Gross Sales" shall mean all monthly sales for Japan, calculated from the first day of each month to the last day of each month,

6, Terms. Commissions shall be paid to Paradigm within the first ten days of the next month, There will be a ten percent late charge assessed after the tenth working day of each month when payments are not made; with no exceptions.

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                            Paradigm World Marketing

                                  CONFIDENTIAL

7.   Exclusive  Agent.   Paradigm  World  Marketing  LLC  shall  be  Principal's
     exclusive agent for the sale of Products to the Customers within the Territory during the term of this Agreement. During the term of this Agreement Manufacturer will not engage, appoint, or utilize any other representative or agent, in house or otherwise, to promote or sell the Products to Customers within the Territory.

8. Paradigm World Marketing LLC's Duties. Company agrees to use Company's best efforts to solicit and promote the sale of Principal's products to Customers within the Territory. Company shall maintain appropriate sales contact with the Customers and advise Principal as to relevant developments and activities.

9. Principal's Duties. Principal will furnish Company, without cost, all copies of its available sales promotional materials and sample, products, as Company may request, in order to assist Company representatives in its sales efforts on behalf of Principal. Principal shall furnish to Company records and copies of all purchase orders, invitations to quote, quotations, shipments, and copies of all Invoices together with a statement with each payment of commission as hereafter provided showing the calculations upon which the payment of commissions is based,

10.  Other Provisions:

a) Severability. If a provision contained in this Agreement is held to be invalid or unenforceable, this Agreement shall continue in full force and effect and shall be construed as if the invalid or unenforceable provision was omitted.

b) Choice of Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws (excluding choice of law rules) of the State of Michigan. Principal and Company agree that the laws of the State of Michigan have a reasonable relationship to the subject matter of this Agreement and that it is appropriate that this Agreement be construed, interpreted and enforced under those laws,

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                            Paradigm World Marketing
                                  Confidential


C) Notice. Any notice given pursuant to this Agreement shall be in writing and sent by certified mail to the party for whom it is intended to the address set forth on the last page of this Agreement or to such other address as the party to receive the notice shall have designated by prior notice in writing to the other, Any notice given pursuant to this Agreement shall be deemed to have been given or made on the date on which the addressee receives the same,

d) Waiver. The waiver of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach `of this Agreement. Any waiver shall operate as a waiver only with respect to the specific matter involved and in no way shall extend to any further matter.

e) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and all prior and contemporaneous agreements between the parties, whether written or oral, are merged herein and shall be of no force or effect.

f) Amendments. This Agreement cannot be changed, modified or amended except in writing, signed by the President of the party against whom enforcement of the change, modification, amendment or waiver is sought.

     Both parties mutually agree to the he following below percentages, which will remain fixed unless both parties mutually agree to any change:

o    From  $0,0000.00  to  $50,000.00  in gross  sales  per  month:  6  percent,
     ------------

o    From  $51,000.00  to  $250,000.00  in gross  sales per  month:  5  percent.
     -------------------

o    From $251,  000.00 to  $500,000.00  In gross  sales per  month:  4 percent.
     ------------

o From $501,000.00 in gross sales per month, to infinity, per month: 3 percent. ------------


                                     5 of 6

                            Paradigm World Marketing

                                  CONFIDENTIAL



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized' officers on the day and year indicated.



/s/Richard L. Dean, Sr.
Richard L. Dean, Sr., CEO
Paradigm World Marketing, LLC
Saitama, Japan
Saline, Michigan USA


/s/Everett P. Hale
Everett P. Hale, CEO
Global Health Trax, Inc.
Vista, California USA












                                     6 of 6

                  Confidentiality and Non-Disclosure Agreement

This Confidentiality and Non-Disclosure Agreement (the "Agreement") is made and entered into effective as of this 14 day of July, 2004, by and between PARADIGM WORLD MARKETING LLC, a Michigan Limited Liability Company its affiliates and subsidiaries (the "Company") and GLOBAL HEALTH TRAX INC., a Nevada Corporation ("Recipient"). In consideration of the mutual covenants and conditions and conditions contained herein, to induce the Company to provide certain information to Recipient and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement do hereby agree as follows:

1. Definition of Confidential Information. For all purposes of this Agreement, the term "Confidential Information" shall collectively refer to all information or material disclosed or provided to Recipient or Recipient's affiliates, directors, officers, employees, agents or representatives verbally or in writing, pursuant to this Agreement after the date hereof concerning any aspect of the business or affairs of the Company or its subsidiaries, including without limitation, any information or material pertaining to any purchasing, financial or sales information, manufacturing requirements, designs, client lists, methods, applications, processes, technology, know-how, specifications, drawings, techniques, or materials, including modifications, improvements or extensions thereof whether or not reduced to tangible form, relating to the businesses of the Company, whether or not marked or designated as "Confidential", "Proprietary" or the like, in any form, including electronic or optical data storage and retrieval mechanisms regardless of whether any such information is protected by applicable trade secret or similar laws. Confidential information also includes any notes, analyses, compilations, studies or other material or documents prepared by Recipient which contain, reflect or are based, in whole or in part, on the Confidential Information.

The provisions of this Agreement regarding Confidential Information shall not apply to information or material that (i) is publicly available or becomes publicly available (other than information that becomes publicly available through the action or fault of Recipient in violation of the terms of this Agreement), (ii) was already in Recipient's possession or known to Recipient prior to being disclosed or provided to Recipient by or on behalf of the Company, provided, that the source of such information or material, to the knowledge of Recipient, was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect thereto, (iii) was or is obtained by Recipient from a third party, provided, that such third party, to the knowledge of Recipient, was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or material; or (iv) is an analysis or other document prepared by the Recipient without use of the Confidential Information.

2. Restrictions on Disclosure. Recipient does hereby covenant and agree with the Company as follows:

2.1 Non-Disclosure. Recipient shall keep strictly confidential and shall not disclose, or cause or permit to be disclosed, to any person or entity, (i) any information about any potential business relationship or transaction between Recipient and the Company (the "Transaction"), the existence of this Agreement, or the fact that Recipient has received the Confidential Information or (ii) the Confidential Information except to the Recipient's directors, officers, employees, managers, members, partners, representatives or agents, including, without limitation, its attorneys, consultants, lenders, potential investors and financial advisors
     ("Representatives") to whom disclosure is reasonably necessary in connection with the Transaction and who shall be advised by Recipient to observe the terms of this Agreement, and except as otherwise consented to in writing by the Company. Recipient shall take all actions reasonably necessary to ensure that the Confidential Information remains strictly confidential and is not disclosed by the Recipient to any person or entity in accordance with the terms of this Agreement. Recipient agrees not to contact any employees, customers, or suppliers of the Company or its affiliates with respect to the Transaction, without the prior written consent of Michael Lorenz or Michael Grace on behalf of the Company. In the event that Recipient or its Representatives are requested or required (by applicable law, rule or regulation or oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or Freedom of Information Act (FOIA) request or other similar process) to disclose any of the Confidential Information, Recipient shall provide the Company with prompt notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Recipient or its Representatives are nonetheless, in the opinion of its outside legal counsel, legally compelled to disclose Confidential Information, Recipient or its Representatives may without liability hereunder disclose only that portion of the Confidential Information which such counsel advises Recipient or its Representatives are legally required to be disclosed, provided that Recipient or its Representatives, as the case may be, shall use all reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the efforts of the Company (at the Company's expense) to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded the Confidential Information by such tribunal.

2.2 Ownership. The Confidential Information is owned solely and exclusively by the Company, shall remain the exclusive property of the Company, and Recipient shall have no right, title or interest in or to any of the Confidential Information or any material developed there from.

2.3 Use. Notwithstanding any other term of this Agreement to the contrary, the Recipient and its Representatives may disclose Confidential Information to, and engage in transactions in securities, notes, loans and other interests of the Company (collectively, "Securities") with (a) any person or entity which has received Confidential Information from the Company or its representatives and has signed a confidentiality undertaking similar to that contained in this Agreement (each, an "Existing Recipient"), and (b) any purchaser, seller or prospective purchaser or seller of such Securities so long as any such person or entity is informed of the confidential nature of the Confidential Information and agrees to execute and deliver a confidential nature of the Confidential Information and agrees to execute and deliver a confidentiality undertaking similar to that contained herein (each a "New Recipient"). The restrictions contained in this Agreement shall not apply to or restrict any transactions in Securities effected with any Existing Recipient or New Recipient or their affiliates. At no time shall Recipient use or permit any third party other than the Company to use the Confidential Information for the benefit of itself or any other third party or in any manner adverse to, or to the detriment of, the Company or its affiliates or their respective shareholders.

2.4 Recipient's Representatives. All the Recipients, subsidiaries, directors, officers, employees, shall be included within the definition of the term "Recipient" for purposes of this Agreement and shall be bound by the terms and conditions of this Agreement. Recipient shall be responsible for any failure to observe the terms of this Agreement by any of its directors, officers, and employees.

3. No Solicitation or Hiring of Employees. Except with the express written consent of Michael Lorenz or Michael Grace on behalf of the Company, Recipient will not directly or indirectly, for a period commencing on the date of this Agreement and ending on the date which is twenty-four (24) months following the date of this Agreement (1) induce any person who is an employee, officer, independent contractor, consultant or agent of the Company to terminate said relationship with the Company or to engage in activities prohibited under this Agreement (for purposes of this Agreement, the term "induce" shall not be deemed to include general solicitations of employment by advertisement in trade journals or publications of general solicitation not specifically directed towards the employees of the Company); (2) employ or assist in employing, or otherwise associate as an active participant in business with any person who has been employed by, or who has acted as any director or officer of the Company at any time within a period of one (1) year immediately before the commencement of such employment or association in business with Recipient; or (3) call, write or otherwise contact any customer of the Company or any other person to whom the Company provided products or services at any time during the period commencing one (1) year prior to the date of this Agreement and continuing through the Restrictive Period for the purpose of providing products or services to such person, except that this restriction shall not prevent Recipient from continuing to do business in the ordinary course with its current customers.

4. Return of Confidential Information. Recipient shall at any time upon the request of the Company, immediately return to the Company (or, with the prior agreement of Company, destroy and provide the Company with written confirmation of such destruction) all Confidential Information (including notes, writings and other material developed there from by Recipient) and all copies thereof and retain none for its files. Notwithstanding such return, Recipient shall promptly destroy all memoranda; notes and other writings prepared by Recipient or on its behalf based upon the Confidential Information and Recipient shall provide certification of any appropriate officer to the effect that Recipient has fully complied with the requirements of this Section. Recipient will not make any copies of the information except to the extent required in connection with this evaluation. All of the provisions of this Agreement shall survive the return of the Confidential Information to this Company for the term of this Agreement.

5. No Representations or Warranties; Extent of Disclosure. The confidential Information is being provided to Recipient "as is" and without any representation or warranty of any kind, either express or implied, regarding the accuracy or completeness or other quality of the Confidential Information. In no event shall the Company or its affiliates or any of their respective directors, officers, employees, agents or representatives have any liability to Recipient relating to or arising out of any use of the Confidential Information. The Company is under no duty or obligation to provide Recipient with access to any information, and nothing herein is intended to impose any such obligation upon the Company or its representatives. (Further, until execution of a definitive agreement, the Company shall be under no obligation to disclose any competitive information in the nature of part pricing information, proprietary manufacturing processes, information on parts not yet in production that are in the process of research and development and wages and benefit matters relevant to the wage component of a part price.)

6. Equitable Remedies. Recipient hereby agrees that its failure to perform any obligation or duty that has agreed to perform under this Agreement will cause irreparable harm to the Company, which harm cannot be adequately compensated for by money damages. It is further agreed by Recipient that an order of specific performance or for injunctive relief against Recipient in the event of a breach or default under the terms of this Agreement would be equitable and would not work a hardship on Recipient. Accordingly, in the event of a breach or default by Recipient hereunder, the Company, without any bond or other security being required and in addition to whatever other remedies are or might be available at law or in equity, shall have the right either to compel specific performance by or to obtain injunctive relief against, Recipient, with respect to the failure of Recipient to perform any obligation or duty herein.

7. Definitive Agreement. Recipient understands and agrees that no contract or agreement providing for any transaction involving the Company shall be deemed to exist between Recipient and the Company unless and until a final definitive agreement (or such other definitive documentation as is agreed to by the Company) has been executed and delivered. Recipient also agrees that unless and until a final definitive agreement between Recipient and the Company has been executed and delivered, neither Recipient nor the Company will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement except for the matters specifically agreed to herein. The Company reserves the right, in its sole discretion, to reject any and all proposals made by Recipient and to terminate discussions and negotiations with Recipient at any time.

8. Indemnification. Recipient agrees to indemnify and hold the Company and its subsidiaries and affiliates and its or their shareholders, members, partners, directors, officers, employees and agents harmless from and against any and all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of or related to the breach of this Agreement by the Recipient.

9. Governing Law; Forum. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal law thereof. Recipient consents and agrees that all disputes arising out of or related to this Agreement, may be heard and determined, by federal or state courts located in Michigan or any appellate courts having jurisdiction over such trial courts. Recipient expressly submits and consents to the jurisdiction, improper venue or forum non-convenience. Recipient waives personal service of the summons, complaint or any other process issued in any such action and agrees that service may be made by registered or certified mail to Recipient and that service so made shall be deemed completed upon the Recipient's actual receipt thereof.

10. Reasonableness of Restrictions. Recipient agrees that it has carefully considered the nature and extent of the restrictions upon it and the rights and remedies conferred upon the Company under this Agreement and hereby acknowledges and agrees that the covenants contained in this Agreement are supported by good and valuable consideration, are reasonable in time and are reasonably necessary to protect the legitimate business interests of the Company.

11. Miscellaneous. The obligations set forth in this Agreement shall terminate two years after the date hereof. This Agreement shall be binding upon the inure and the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, but this Agreement shall not be assignable by Recipient without the prior written consent of the Company. This Agreement constitutes the complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof between the parties and shall continue in full force and effect until terminated by mutual agreement of the parties hereto. The section headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of this Agreement. This Agreement may not be modified or amended and no provision hereof may be waived, in whole or in part, except by a written agreement signed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may be signed by facsimile copy, and any such facsimile shall be considered an original. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first set forth.

Global Health Trax, Inc.                  Paradigm World Marketing, LLC